                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


          ASYST TECHNOLOGIES REPORTS RESULTS FOR FISCAL SECOND QUARTER
               AND WILL RESTATE RESULTS FOR FISCAL FIRST QUARTER

FREMONT, Calif., Dec. 20, 2004 - Asyst Technologies, Inc., (Nasdaq NM: ASYTE), today announced consolidated financial results for its fiscal second quarter ended Sept. 25, 2004. The company also announced that it will be restating consolidated results for its fiscal first quarter ended June 26, 2004, and that previously issued financial statements for the period should not be relied upon. The company determined to restate its fiscal first quarter results after identifying material accounting errors at Asyst Shinko, Inc. (ASI), the company's 51%-owned joint venture company in Japan. The primary effect of the restatement is to increase the company's GAAP net loss for the fiscal first quarter by $1.4 million, or $0.03 per share, over the originally reported GAAP net loss for the period.

         The company has appeared before a Nasdaq Listing Qualifications Panel to discuss its filing delay for its fiscal second quarter. The panel took no action and the matter remains open. The company anticipates filing its Form 10-Q/A (as amended) for the fiscal first quarter and Form 10-Q for the fiscal second quarter as soon as practicable.

RESTATEMENT OF FISCAL FIRST QUARTER RESULTS
The company was significantly delayed in reporting its fiscal second quarter results because ASI was not able to close its books in a timely manner. As previously announced, this was due to difficulties associated with ASI's conversion to a new ERP information system and to a now-resolved customer contract dispute at ASI. Closing ASI's books required substantial review and rebuilding of ASI's financial records for the fiscal second quarter. This process also identified material accounting errors in ASI's fiscal first quarter results, which has led to the decision to restate those results. As part of the restatement, the company also made adjustments to the fiscal first quarter results reported for ATI, its base business, to reflect the deferral of certain new product-related revenue that had been previously recognized in the quarter and amortization of deferred stock compensation.

         The company believes that the ERP system conversion issues that led to inventory reconciliation difficulties at ASI have been addressed and that the system will support the timely preparation and submission of its consolidated financial statements in future reporting periods.

         The accounting errors at ASI primarily understated ASI's cost of goods sold for the fiscal first quarter by $3.6 million. As restated, gross margin percentage at ASI will be reduced to 5%, which compares with the 10% gross margin originally reported. On a consolidated basis, the restatement will reduce gross margin for the fiscal first quarter to 21%, compared with the 23% originally reported. Consolidated net loss on a GAAP basis for the fiscal first quarter will be restated to $(2.3 million), or $(0.05) per share, compared with a GAAP net loss of $(0.9 million), or $(0.02) per share, as originally reported. Pro forma net income for the fiscal first quarter was reduced to $0.6 million, or $0.01 per share, versus the $2.1 million, or $0.04 per share originally reported. A table reconciling pro forma operating results to GAAP operating results is provided as part of this release.

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FISCAL SECOND QUARTER RESULTS
For the fiscal second quarter, the company reported consolidated net sales of $168.6 million, up 21% from a restated $139.4 million in the prior sequential quarter, and up 229% from $51.3 million in the same quarter a year ago. Sales of tool and fab automation products at ATI, the company's base business, were $68.8 million, down 4% from a restated $71.8 million in the prior sequential quarter. Sales of automated material handling systems (AMHS) at ASI were $99.8 million, up 47% from a restated $67.7 million reported in the prior sequential quarter.

         GAAP consolidated net loss for the fiscal second quarter was $(1.8 million), or $(0.04) per share. Pro forma net income for the quarter was $1.1 million, or $0.02 per share.

         Total net bookings in the quarter were $233.0 million, compared with $108.1 million in the prior quarter. ASI bookings of $174.0 million increased 290% over the $44.6 million reported in the fiscal first quarter. Fiscal second quarter bookings at ATI of $59.0 million were down 7% from $63.5 million in the prior quarter.

         "ATI's operational performance in the fiscal second quarter again was solid, as we delivered both high on-time delivery performance and gross margin at the high end of our guidance," said Steve Schwartz, chairman and CEO of Asyst. "We had strong consolidated bookings for the quarter. ASI achieved record bookings for its AMHS products, driven not only by a large flat panel display project but also by continuing expansion of 300mm facilities by our semiconductor customers. The continued robustness of our 300mm AMHS activity reflects ASI's high standing in the industry, the strength of our AMHS customer base, and the clear industry shift to 300mm production."

ATI INITIATIVES TO IMPROVE FINANCIAL PERFORMANCE
The company is pursuing initiatives at ATI to improve its financial performance. At ATI, the company is focused on four core strategies:

- Increasing the penetration of new, high-value-added 300mm products for OEMs and chip manufacturers, including the Spartan(TM) sorter, the EIB(TM) family of advanced software products, the IsoPort(TM) integrated loadport, and the Advantag(TM) and related automated identification systems.

- Continued manufacturing cost reduction through lower-cost sources of supply and streamlining of the supply chain infrastructure to realize more benefit from the company's outsourced manufacturing operations.

- Product development and marketing alliances that leverage the breadth of the company's product lines and market position to bring complete, bundled automation solutions to chip manufacturers.

- Operating expense reductions, including recently announced restructuring activity.

MATERIAL WEAKNESS AND REMEDIATION
The company has determined that the recent delay in closing ASI's books, the accounting errors that led to the restatement of fiscal first quarter results, and the improper business practices at ASI constitute material weaknesses in the company's internal control over financial reporting. The company is enhancing financial controls and procedures to strengthen timely review and analysis of operations and financial results, and plans to increase the level of staffing in critical functional areas , including cost accounting and internal audit at ASI.

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         The Audit  Committee of the company's  board of directors has concluded its independent investigation of the improper business practices at ASI that led to the recently resolved customer contract dispute. The Audit Committee has approved management's remediation plan for ASI, which is to be implemented over the next several quarters.

         Steve Schwartz said, "ASI's sales in the fiscal second quarter were roughly four times higher than in the same period a year ago. While the organization has done an excellent job of achieving high levels of market share, engineering excellence, quality, and customer satisfaction, the quality of internal controls and the level of profitability have been unsatisfactory. We are moving forward with initiatives that we believe will help ASI better manage its growth and that are absolutely necessary to enhance the transparency and predictability of the business and accelerate improvement of ASI's profitability."

OUTLOOK
For the fiscal third quarter ending Dec. 25, 2004, the company provided the following guidance:

-    Net sales are expected to be in the range of $130 to $140 million.

- Including all costs and charges, the company expects to report a GAAP consolidated net loss of $(15 million) to $(18 million), or $(0.30) to $(0.36) per share for the period.

- On a pro forma basis, the company expects to report a consolidated net loss of $(5 million) to $(6 million), or $(0.10) to $(0.13) per share. To reconcile pro forma net loss to net loss under GAAP, the company expects to exclude:

     - $6-7 million of restructuring charges, which includes $2 million of severance expenses related to action announced earlier this month and $4-$5 million related to facility consolidation. The restructuring activity is expected to provide $9-$10 million of annualized savings in future quarters.

     - $1.5 to $2.0 million of accounting, legal and other costs related to ASI's ERP and financial close issues, the company's delinquent 10-Q filing and resulting Nasdaq listing qualifications process, and the Audit Committee's independent investigation.

     - Approximately $2.5 million for amortization of intangibles, net of tax, and approximately $0.3 million for stock-based compensation expense related to prior acquisitions.

     - The company is considering additional facility consolidation over the next several quarters that, if implemented, would incur related restructuring charges in future periods.

ABOUT OUR PRO FORMA NET INCOME AND ADJUSTMENTS
To supplement  our  consolidated  financial  results  prepared  under  generally accepted accounting principles ("GAAP"), we use a pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Our pro forma net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition-related intangibles and other non-cash charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

ABOUT ASYST
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation


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software,   Asyst's  modular,   interoperable   solutions  allow  chip  and  FPD
manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com

CONFERENCE CALL DETAILS
A live webcast of the conference call to discuss the quarter's financial results will take place tomorrow, Dec. 21, 2004 at 8:00 a.m. Eastern Time. The webcast will be publicly available on Asyst's website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the "webcast" link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst's website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 11019010#. The audio instant replay is available from Dec. 21 at 11:00 a.m. Eastern Time through Jan. 4, 2005 at 11:59 p.m. Eastern Time.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995 Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties related to ASI's ability to remedy difficulties in its information system and financial closing processes and to avoid future irregularities in its business Fpractices or delays in its inventory reconciliation and quarter-end closing processes; the possibility that we may not be granted from Nasdaq the requested extension of time to file our second quarter Form 10-Q in order to avoid possible de-listing of our common stock from the Nasdaq National Market, and uncertainties that may be associated with any hearing or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; uncertainties relating to our ability to determine, complete and timely file a restatement of prior period financial statements; uncertainties relating to the time needed by us to complete the Form 10-Q and Form 10-Q/A, and by our independent auditors to complete their review of the Form 10-Q and Form 10-Q/A; uncertainty as to when the Form 10-Q and Form 10-Q/A will be filed; the company's ability to timely implement planned restructuring activities and to accurately estimate and realize the amount and timing of cost savings from these activities; the timing and magnitude of charges relating to restructuring activities; the failure to complete, at all or in a timely, efficient or cost-savings manner, planned restructuring activities and outsourcing programs; uncertainties associated with lawsuits that might be filed against Asyst, ASI and/or their management as a result of the matters discussed above; whether or not the SEC will commence an inquiry and/or investigation into these or other matters affecting Asyst; the impact of final resolution of the contract and reconciliation of ASI inventory on our consolidated financial statements; the possibility of management and employee changes at ASI that may adversely impact ASI operations, customer relations and completion of customer projects; possible uncertainty whether the final resolution and reconciliation of the matters described above could relate to historical financial statements, including revenue and expenses reported in prior periods, and could require an additional or further review or restatement of such financial statements and/or reported revenue and expenses; the possibility that these matters within ASI comprising a material weakness in the company's internal controls over its consolidated financial reporting could prevent the company timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; volatility in our stock price pending resolution or resulting from the matters discussed above; the volatility of semiconductor industry cycles; our ability to achieve forecasted revenues and maintain and improve gross margins through outsourced manufacturing, to reduce operating expenses, and to manage cash flows (and the timing and degree of any such improvements in gross margins, reductions in operating expenses and management of cash flows); failure to respond to rapid demand shifts; dependence on a few significant customers; the transition of the industry from 200mm wafers to 300mm wafers and the timing and scope of decisions by manufacturers to transition and expand fabrication facilities; continued risks associated with the acceptance of new products and product capabilities; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay recognition or the amount of our anticipated revenue; competition in the semiconductor equipment industry and specifically in AMHS; failure to integrate in an efficient and timely manner acquired companies and to complete planned restructuring and outsourcing programs; failure to retain and attract key employees; and other factors more fully detailed in the company's annual report on Form 10-K for the year ended March 31, 2004, and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.



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"ASYST" IS A REGISTERED TRADEMARK AND "SPARTAN," "ISOPORT," "ADVANTAG,"AND "EIB"
ARE  TRADEMARKS  OF ASYST  TECHNOLOGIES,  INC.  ALL RIGHTS  RESERVED  (TABLES TO
FOLLOW)


                            ASYST TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)


                                              June 26,      March 27,
                                               2004           2004
                                           ------------- -------------
                                            (Restated)

ASSETS
CURRENT ASSETS:
  Cash, cash equivalents and short-term
   investments                                 $122,577      $117,860
  Restricted cash and cash equivalents                -         1,904
  Accounts receivable, net                      175,452       147,939
  Inventories                                    49,458        27,694
  Prepaid expenses and other                     18,477        14,276
                                           ------------- -------------

          Total current assets                  365,964       309,673
                                           ------------- -------------

LONG-TERM ASSETS:
  Property and equipment, net                    21,485        22,868
  Goodwill                                       70,893        71,973
  Intangible assets, net                         59,398        65,778
  Other assets                                    3,401         3,317
                                           ------------- -------------

          Total long-term assets                155,177       163,936
                                           ------------- -------------

Total assets                                   $521,141      $473,609
                                           ============= =============
LIABILITIES, MINORITY INTEREST AND
 SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term loans and notes payable           $ 17,002      $ 18,161
  Current portion of long-term debt and
   capital leases                                 2,708         2,775
  Accounts payable                              145,819       109,910
  Accrued liabilities                            63,871        48,571
  Deferred revenue                                7,006         2,683
                                           ------------- -------------

          Total current liabilities             236,406       182,100
                                           ------------- -------------

LONG-TERM LIABILITIES:
  Convertible notes                              86,250        86,250
  Long-term debt and capital leases, net of
   current portion                                4,132         4,824
  Deferred tax and other long-term
   liabilities                                   30,748        33,530
                                           ------------- -------------

          Total long-term liabilities           121,130       124,604
                                           ------------- -------------

MINORITY INTEREST                                61,465        63,796
                                           ------------- -------------

SHAREHOLDERS' EQUITY:                           102,140       103,109
                                           ------------- -------------

Total liabilities, minority interest and
 shareholders' equity                          $521,141      $473,609
                                           ============= =============

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                            ASYST TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; in thousands, except per share data)



                                             Three Months Ended
                                      --------------------------------
                                       June 26,    March 27,  June 28,
                                          2004       2004       2003
                                      -----------  --------- ---------
                                       (Restated)


NET SALES                               $139,425   130,137    $45,268
COST OF SALES                            110,361   103,978     40,824
                                      -----------  -------- ----------
Gross profit                              29,064    26,159      4,444
                                      -----------  -------- ----------
OPERATING EXPENSES:
Research and development                   9,679     9,157      9,624
Selling, general and administrative       18,819    19,267     17,605
Amortization of acquired intangible
 assets                                    5,052     5,326      4,785
Restructuring and other charges/
 (credits)                                   219       (12)     4,363
Asset impairment charges                       -         -      6,853
                                      -----------  -------- ----------
      Total operating expenses            33,769    33,738     43,230
                                      -----------  -------- ----------

      Operating loss                      (4,705)   (7,579)   (38,786)

Other expense, net                          (556)   (2,042)      (925)
                                      -----------  -------- ----------

      Loss before benefit from income
       taxes and minority interest        (5,261)   (9,621)   (39,711)
INCOME TAXES BENEFIT                       1,654     1,648      1,380
MINORITY INTEREST                          1,321       272        955
                                      -----------  -------- ----------
NET LOSS                                 $(2,286)  $(7,701)  $(37,376)
                                      ===========  ======== ==========

                                      -----------  -------- ----------
BASIC AND DILUTED NET LOSS PER SHARE      $(0.05)   $(0.16)    $(0.97)
                                      ===========  ======== ==========

SHARES USED IN THE PER SHARE
 CALCULATION                              47,179    47,020     38,475
                                       ===========  ======== ==========

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                            ASYST TECHNOLOGIES, INC.
       RECONCILIATION OF RESTATED PRO FORMA RESULTS TO RESULTS UNDER GAAP
                (Unaudited; in thousands, except per share data)



                                   Three Months Ended June 26, 2004
                                     ---------------------------------
                                    Results   Pro Forma     Pro Forma
                                     under    Adjustments     Results
                                      GAAP
                                   --------- ------------- -----------

SUPPLEMENTAL STATEMENT OF
 OPERATIONS
NET SALES                          $139,425    $     -       $139,425
COST OF SALES                       110,361          -        110,361
                                   --------- ------------- -----------
Gross profit                         29,064          -         29,064
                                   --------- ------------- -----------
OPERATING EXPENSES:
Research and development              9,679          -          9,679
Selling, general and administrative  18,819       (418)(1)     18,401
Amortization of acquired intangible
 assets                               5,052     (5,052)             -
Restructuring charges                   219       (219)(2)          -
                                   --------- ------------- -----------
      Total operating expenses       33,769     (5,689)        28,080
                                   --------- ------------- -----------
      Operating loss                 (4,705)     5,689            984
Other expense, net                     (556)         -           (556)
                                   --------- ------------- -----------
      Income (loss) before
       provision for
        income taxes and minority
         interest                    (5,261)     5,689            428
BENEFIT FROM (PROVISION) FOR INCOME
 TAXES                                1,654     (1,641)(3)         13
MINORITY INTEREST                     1,321     (1,163)(4)        158
                                   --------- ------------- -----------
NET INCOME (LOSS)                  $ (2,286)   $ 2,885       $    599
                                   ========= ============= ===========

Basic and diluted net income (loss)
 per share                         $  (0.05)   $  0.06       $   0.01
Basic and diluted net income (loss)
 per share                         $  (0.05)   $  0.06       $   0.01
Shares used in the per share
 calculation - basic                 47,179          -         47,179
Shares used in the per share
 calculation - diluted               47,179      7,202         54,381


(1)  Stock-based compensation expense.

(2)  Restructuring charges at Asyst Japan, Inc.

(3)  Income  tax  adjustment   relating  to  the   amortization  of  intangibles
     attributable to ASI.

(4) Reflects 49% minority interest adjustment relating to the net pro forma adjustments to the net income at ASI.

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                            ASYST TECHNOLOGIES, INC.
                   RESTATED SUPPLEMENTAL FINANCIAL INFORMATION
                (Unaudited; in thousands, except per share data)



                                  Three Months Ended June 26, 2004
                                   -----------------------------------
                                                          Consolidated
                                      ATI        ASI       Under GAAP
                                   ---------  ---------   ------------


SUPPLEMENTAL STATEMENT OF
 OPERATIONS
NET SALES                          $ 71,755   $67,670       $139,425
COST OF SALES                        45,853    64,508        110,361
                                   ---------  ---------   ------------
Gross profit                         25,902     3,162         29,064
                                   ---------  ---------   ------------
OPERATING EXPENSES:
Research and development              8,161     1,518          9,679
Selling, general and
 administrative                      14,331     4,488         18,819
Amortization of acquired intangible
 assets                               1,038     4,014          5,052
Restructuring and other charges         219         -            219
                                   ---------  ---------   ------------
      Total operating expenses       23,749    10,020         33,769
                                   ---------  ---------   ------------
      Operating income (loss)         2,153    (6,858)        (4,705)

Other income (expense), net            (810)      254           (556)
                                   ---------  ---------   ------------

      Income (loss) before
       (provision for) benefit from
       income taxes and minority
       interest                       1,343    (6,604)        (5,261)
(PROVISION FOR) BENEFIT FROM INCOME
 TAXES                                 (248)    1,902          1,654
MINORITY INTEREST                       (16)    1,337          1,321
                                   ---------  ---------   ------------
NET INCOME (LOSS)                  $  1,079   $(3,365)      $ (2,286)
                                   =========  =========   ============

Basic net income (loss) per share  $   0.02   $ (0.07)      $  (0.05)
Diluted net income (loss) per
 share                             $   0.02   $ (0.07)      $  (0.05)
Shares used in the per share
 calculation - basic                 47,179    47,179         47,179
Shares used in the per share
 calculation - diluted               48,632    47,179         47,179



                            ASYST TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)

                                           September 25,   March 27,
                                               2004          2004
                                           ------------- -------------

ASSETS
CURRENT ASSETS:
   Cash, cash equivalents and short-term

    investments                                $116,087      $117,860
   Restricted cash and cash equivalents              16         1,904
   Accounts receivable, net                     213,143       147,939
   Inventories                                   45,348        27,694
   Prepaid expenses and other                    23,251        14,276
                                           ------------- -------------

      Total current assets                      397,845       309,673
                                           ------------- -------------

LONG-TERM ASSETS:
   Property and equipment, net                   21,316        22,868
   Goodwill                                      69,100        71,973
   Intangible assets, net                        52,596        65,778
   Other assets                                   2,933         3,317
                                           ------------- -------------

      Total long-term assets                    145,945       163,936
                                           ------------- -------------

Total assets                                   $543,790      $473,609
                                           ============= =============

LIABILITIES, MINORITY INTEREST AND
SHAREHOLDERS' EQUITY CURRENT LIABILITIES:
   Short-term loans and notes payable          $ 35,405      $ 18,161
   Current portion of long-term debt and
    capital leases                                2,679         2,775
   Accounts payable, accrued liabilities
    and other                                   165,507       109,910
   Accrued liabilities                           57,099        48,571
   Deferred revenue                               6,625         2,683
                                           ------------- -------------

      Total current liabilities                 267,315       182,100
                                           ------------- -------------

LONG-TERM LIABILITIES:
   Convertible notes                             86,250        86,250
   Long-term debt and capital leases, net
    of current portion                            3,977         4,824
   Deferred tax and other long-term
    liabilities                                  26,948        33,530
                                           ------------- -------------

      Total long-term liabilities               117,175       124,604
                                           ------------- -------------

MINORITY INTEREST                                59,667        63,796
                                           ------------- -------------

SHAREHOLDERS' EQUITY:                            99,633       103,109
                                           ------------- -------------

Total liabilities, minority interest and
 shareholders' equity                          $543,790      $473,609
                                           ============= =============


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



                            ASYST TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; in thousands, except per share data)



                             Three Months Ended     Six Months Ended
                            --------------------- --------------------
                             Sep 25,    Sep 27,    Sep 25,   Sep 27,
                               2004       2003       2004      2003
                            ---------- ---------- --------- -----------


NET SALES                    $168,606    $51,349  $308,031    $96,617
COST OF SALES                 136,077     39,350   246,438     80,174
                            ---------- ---------- --------- ----------
Gross profit                   32,529     11,999    61,593     16,443
                            ---------- ---------- --------- ----------
OPERATING EXPENSES:
Research and development        9,073      8,391    18,752     18,015
Selling, general and
 administrative                19,100     14,914    37,919     32,519
Amortization of acquired
 intangible assets              5,040      4,778    10,092      9,563
Restructuring and other
 charges/ (credits)               368        487       587      4,850
Asset impairment charges            -          -         -      6,853
                            ---------- ---------- --------- ----------
   Total operating expenses    33,581     28,570    67,350     71,800
                            ---------- ---------- --------- ----------

   Operating loss              (1,052)   (16,571)   (5,757)   (55,357)

Other expense, net               (805)    (1,463)   (1,361)    (2,388)
                            ---------- ---------- --------- ----------

   Loss before benefit from
    income taxes and minority
    interest                   (1,857)   (18,034)   (7,118)   (57,745)
INCOME TAXES BENEFIT
 (PROVISION)                      (67)     1,005     1,587      2,385
MINORITY INTEREST                  93        714     1,414      1,669
                            ---------- ---------- --------- ----------
NET LOSS                      $(1,831)  $(16,315)  $(4,117)  $(53,691)
                            ========== ========== ========= ==========

                            ---------- ---------- --------- ----------
BASIC AND DILUTED NET LOSS
 PER SHARE                     $(0.04)    $(0.41)   $(0.09)    $(1.38)
                            ========== ========== ========= ==========


SHARES USED IN THE PER SHARE
 CALCULATION                   47,428     39,517    47,304     38,996
                            ========== ========== ========= ==========

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


                            ASYST TECHNOLOGIES, INC.
            RECONCILIATION OF PRO FORMA RESULTS TO RESULTS UNDER GAAP
                (Unaudited; in thousands, except per share data)


                              Three Months Ended September 25, 2004
                               ---------------------------------------
                                     Results
                                   under       Pro Forma     Pro Forma
                                   GAAP       Adjustments     Results
                               ------------  ------------  -----------

SUPPLEMENTAL STATEMENT OF
 OPERATIONS
NET SALES                        $168,606     $     -        $168,606
COST OF SALES                     136,077           -         136,077
                               ------------  ------------  -----------
Gross profit                       32,529           -          32,529
                               ------------  ------------  -----------
OPERATING EXPENSES:
Research and development            9,073           -           9,073
Selling, general and
 administrative                    19,100        (329)(1)      18,771
Amortization of acquired
 intangible assets                  5,040      (5,040)              -
Restructuring charges                 368        (368)(2)           -
                               ------------  ------------  -----------
    Total operating expenses       33,581      (5,737)         27,844
                               ------------  ------------  -----------
    Operating loss                 (1,052)      5,737           4,685
Other expense, net                   (805)          -            (805)
                               ------------  ------------  -----------
    Income (loss) before
     provision for income taxes
     and minority interest         (1,857)      5,737           3,880
BENEFIT FROM (PROVISION) FOR
 INCOME TAXES                         (67)     (1,688)(3)      (1,755)
MINORITY INTEREST                      93      (1,134)(4)      (1,041)
                               ------------  ------------  -----------
NET INCOME (LOSS)                $ (1,831)    $ 2,915        $  1,084
                               ============  ============  ===========

Basic and diluted net income
 (loss) per share                $  (0.04)    $  0.06        $   0.02
Basic and diluted net income
 (loss) per share                $  (0.04)    $  0.06        $   0.02
Shares used in the per share
 calculation - basic               47,428           -          47,428
Shares used in the per share
 calculation - diluted             47,428       6,390          53,818


(1)  Stock-based compensation expense.

(2)  Restructuring charges

(3)  Income  tax  adjustment   relating  to  the   amortization  of  intangibles
     attributable to ASI.

(4) Reflects 49% minority interest adjustment relating to the net pro forma adjustments to the net income at ASI.

                                    (-More-)

                            ASYST TECHNOLOGIES, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                (Unaudited; in thousands, except per share data)


                                    Three Months Ended Sept. 25, 2004
                                   -----------------------------------
                                                         Consolidated
                                     ATI         ASI      Under GAAP
                                   ---------  ---------  -------------

SUPPLEMENTAL STATEMENT OF
 OPERATIONS
NET SALES                          $ 68,817   $99,789       $168,606
COST OF SALES                        45,744    90,332        136,077
                                   ---------  ---------  -------------
Gross profit                         23,073     9,457         32,529
                                   ---------  ---------  -------------
OPERATING EXPENSES:
Research and development              7,455     1,619          9,073
Selling, general and
 administrative                      14,804     4,296         19,100
Amortization of acquired
 intangible assets                    1,038     4,002          5,040
Restructuring and other charges         368         -            368
                                   ---------  ---------  -------------
    Total operating expenses         23,665     9,917         33,581
                                   ---------  ---------  -------------
    Operating loss                     (592)     (460)        (1,052)

Other income (expense), net            (855)       50           (805)
                                   ---------  ---------  -------------
    Income (loss) before
     (provision for) benefit from
     income taxes and minority
     interest                        (1,447)     (410)        (1,857)
(PROVISION FOR) BENEFIT FROM
 INCOME TAXES                          (273)      206            (67)
MINORITY INTEREST                       (23)      116             93
                                   ---------  ---------  -------------
NET INCOME (LOSS)                  $ (1,743)  $   (88)      $ (1,831)
                                   =========  =========  =============

Basic net income (loss) per
 share                             $  (0.04)  $ (0.00)      $  (0.04)
Diluted net income (loss) per
 share                             $  (0.04)  $ (0.00)      $  (0.04)
Shares used in the per share
 calculation - basic                 47,428    47,428         47,428
Shares used in the per share
 calculation - diluted               47,428    47,428         47,428
